EXHIBIT 10.1
                                                                    ------------

                                    AGREEMENT

     DRAWN UP AND SIGNED IN ____________ ON DAY _______ OF NOVEMBER 2001.

BETWEEN

ILAN GAT ENGINEERS LTD.
of 21, Yagia Capayyim, Kiryat Arye, Petah Tikva
(hereinafter: "THE OWNERS")                                   OF THE FIRST PART;

AND

NESS B.S.G. L.T.D.
of _______________________________________
(hereinafter: "THE COMPANY")                                 OF THE SECOND PART;

AND

PRECISE SOFTWARE SOLUTIONS LTD.
of 10, Ta'asiyya Street, Or Yehuda
(hereinafter: "THE SUBSTITUTE LESSEE")

WHEREAS: and according to the lease agreement (hereinafter "THE LEASE AGREEMENT"), the Company leased from the owners an area of 158 square meters on the ground floor and a storage area of 25 square meters in the basement parking area (-1) of the building known as lot 70 in block 6226 at 10, Ta'asiyya Street, Or Yehuda and known as "Beit Kinneret" (hereinafter:
                  "THE LEASED PROPERTY", "THE STORAGE AREA", AND "THE
                  BUILDING").

AND WHEREAS:      the Company wishes to assign and transfer all the rights and obligations under the leasing agreement to the substitute lessee, and the substitute lessee wishes to step into the shoes of the Company and undertakes to fulfill all the obligations of the Company towards the owners and to pay all the Company's debts to the owners and to have entitlement to all the rights granted to the Company under the terms of the lease agreement, and all to begin from the date determined in the definition below.

AND WHEREAS:      the owners have given their consent to the assignation and the transfer of the rights and obligations of the Company to the substitute lessee under the terms of the lease agreement.

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.          The preamble to this agreement constitutes an integral part thereof.

2. From August 21, 2001 (hereinafter: "the determining date") the substitute lessee undertakes to fulfill all the obligations of the Company towards the owners and to pay all the Company's debts to the owners and to have entitlement, beginning from the determining date, to all the rights granted to the Company, and all according to the terms of the lease agreement and as stated in this agreement. Notwithstanding the above, from August 21, 2001 until November 5, 2001, for a period of two and one half months only, the Company undertakes to pay in the substitute lessee's stead the monthly rent and management fees for the leased property and the storage area, and payments and expenses to the Municipality, to the Electric Company, and for the central heating to the leased property and the storage area.
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3.          Until the determining date, the Company will be entirely responsible for the leased property agreement and from that date the responsibility for the leased property agreement will be that of the substitute lessee.

4. The owners will return to the Company the bank guarantee deposited with them by the Company under the terms of clause 17 of the leased property agreement (hereinafter: "the first guarantee") when a new guarantee has been given by the substitute lessee and on condition that the Company has paid to the owners all the sums it is obligated to pay to the owners until November 5, 2001 (hereinafter: "the new guarantee"). The substitute lessee undertakes to prepare and provide the new guarantee, identical to the first guarantee, mutatis mutandis, closely following the date of signature of this agreement.

5. The terms of the leased property agreement will be binding on the substitute lessee from the determining date, conditional on the following amendments:

            a. Clause 3.1 - The words "for a period of 5 years from the beginning from the date set out in clause 6 of this agreement" will be deleted and in their place will be written "beginning from November 5, 2001 and until January 14, 2005".

            b.        Clause 6.1 - Deleted

            c.        Clause 7.3 - Deleted and in its place will be written:
                      "The rent will be paid in advance for each period of 3 months on the third day of the first month of each period of the said 3 months, beginning from November 3, 2001.

            d.        Clause 9 - Deleted

            e. Clause 10.2 -the words "Subject to the provisions of clause 9.7 above". After the words "subject to fair wear and tear" the words "not including damage caused by the lessee and/or any person(s) acting on his behalf" will be added.

            f. Clause 13 - In the first line, after the words "the lessee will be responsible for" the words "insofar as such responsibility is his according to any law". In the ninth line the words "to indemnify" will be deleted. In the last line, after the words "the lessor" the words "and/or his employees and/or any person(s) acting on his behalf and/or the management company" will be added.

            g. Clause 14.6 - Third line - After the words "known or unknown" will be written "except in the event of an act and/or omission of the lessor and/or any person(s) acting on his behalf arising from negligence or malice aforethought".

            h. Clause 17.1 - At the end, will be added "The lessor will be entitled to enforce the bank guarantee after giving the lessee 30 days written warning in advance to remedy the breach, and on condition that the breach has not been remedied.

                                                 /s/ Dror Elkayam
/s/ [Illegible]         /s/ [Illegible]          /s/ Aki Ratner
---------------------  ------------------------  -------------------------
NESS B.S.G LTD.        Ilan Gat Engineers Ltd.   Precise Software Solutions Ltd.

                            LEASED PROPERTY AGREEMENT

     drawn up and signed in Or Yehuda on day 1 of February 2001.
                            ----------       --

BETWEEN: ILAN GAT ENGINEERS LTD. PUBLIC COMPANY 52-003912-4 of 21, Yagiya Capayyim, Kiryat Arye, Petah Tikva (hereinafter: "the lessor")
                                                               OF THE FIRST PART


AND NESS B.S.G. L.T.D. PUBLIC COMPANY 52-0040114 of 10, Ta'asiyya Street, Or Yehuda.
                     By Anders Richter and Leah Eted
                     (hereinafter: "the lessee")
                                                              OF THE SECOND PART

WHEREAS: the lessor has the rights to a part of the building on lot 70 of block 6226 and is at 10, Ta'asiyya Street in Or Yehuda (HEREINAFTER: "THE BUILDING"), and of the leased property as described below, the lessor declares that there is nothing in law preventing him from leasing the leased property and that nothing is preventing him from making use of the leased property according to the objectives of the lease, under the terms of the _________on the building, and that he has the sole right of ownership of the leased property and entitled to lease the leased property to the lessee.

AND WHEREAS:         the lessor wants to lease to the lessee the leased property
"appendix A"         outlined in red on the plans attached to this agreement as appendix A on the ground floor and in the east fore-section of the building, with an overall area of 158 square meters and an additional 25 square meter storage area on the basement parking floor -1 (HEREINAFTER: "THE LEASED
                     PROPERTY"), the leased property [to be] that of an unprotected lease (HEREINAFTER: "THE LEASE"), for a period, for a consideration, for a purpose, and subject to the terms and conditions detailed in this agreement below.

AND WHEREAS:         the lessee has inspected the leased property and found it
                     suitable for his needs.

AND WHEREAS:         the lessee wants to lease the leased property from the
                     lessor under these conditions.

THEREFORE:           in consideration of the mutual undertakings of the parties to this agreement, it has been agreed, declared, and stipulated by them as follows:

1.                   PREAMBLE, APPENDIXES, AND HEADINGS

                     1.1 The preamble to this agreement and the declarations of the parties to it form an integral part thereof.

                     1.2 The appendixes attached to this agreement form an integral part thereof.

                     1.3 The clause headings in this agreement are intended for ease of orientation. They do not form a part of this agreement and are not to be used for interpretation.

2.         DEFINITIONS:

           "CPI INDEX" - Index of consumer prices in the USA (C.P.I.)
           "THE DOLLAR" - To be understood as the US dollar
           "THE REPRESENTATIVE RATE" - The representative rate of the dollar published on the day of any payment under the terms of this agreement, and in any event, not less than a rate of NIS 4.1 to the dollar. If a payment is not made on the day it should have been made, the sum paid shall be calculated according to the highest rate published during the period the payment was delayed.
           "THE BANK" - The Israel Discount Bank Ltd.
           "ARREARS INTEREST" - Daily interest at the maximum rate applied by the bank to current debitory accounts that have exceeded their overdraft limit.

3.         THE LEASE

           3.1 The lessor hereby leases the leased property to the lessee and the lessee hereby leases the leased property from the lessor for a period of 5 years beginning from the date set out in clause 6 of this agreement.

           3.2 The lessee has an option to extend the period of the lease by 5 additional periods of one year each (hereinafter: the period of the first, second, third, fourth, fifth option or "the option period", depending on the circumstances).

           3.3 A condition for exercising the said option is the fulfillment of the lessees obligations, in their entirety, under the terms of this agreement. Each of the above option periods will be exercised automatically unless the lessor shall receive no later than 60 days before expiry of the option or period of the previous option, depending on the circumstances,, written notification from the lessee that he has no interest in availing himself of the option period. If the lessee does not notify the lessor that he does not want to exercise the said option, the lessor shall deliver to the lessor a bank guarantee or a confirmation that the period of the bank guarantee has been extended and this not later than 60 days prior to the expiry of the period of the lease or period of the previous option, depending on the circumstances.

           3.4 The terms of this agreement, MUTATIS MUTANDIS, will apply to the option period.

           3.5

                     3.5.1 The lessee will not be entitled to terminate the lease under the terms of this contract before the end of the period of the lease. If the lessee cease to make use of the leased property or if he vacates it prior to the end of the period of the lease, this will not free the lessee from fulfilling all or any of his obligations under the terms of this agreement.

                     3.5.2 Notwithstanding the above, the lessee will be entitled to terminate the lease by giving at least 3 months notice in writing in any of the following circumstances:

                               3.5.2.1    The lessee will find a substitute
                                          lessee acceptable to the lessor who
                                          will agree to lease the leased
                                          property at least until the end of the
                                          period of the lease under the terms of
                                          this agreement and at a rent not less
                                          than the rent in this agreement and
                                          the lessor shall not refuse the
                                          substitute lessee without reasonable
                                          cause.

                               3.5.2.2 The lessee will pay the lessor a sum in New Israeli Sheqels equal to the rent for the last month before he left the leased property multiplied by three and with the addition of V.A.T.

           3.6 The lessee declares and confirms that he has seen and inspected the building and the leased property and the surrounding area, and found all the above suitable for his purposes, and he hereby waives any right to make any claim in respect of unsuitability or any other claim in respect of the building and/or in respect of the leased property, with the exception of a claim in respect of concealed damage and/or unsuitability.

4.         INAPPLICABILITY OF TENANT PROTECTION LAWS

           The lessee declares and undertakes and hereby confirms that he knows that the property is a new building whose construction was completed after August 20, 1968, and that on August 20, 1968 there was no tenant with rights to the leased property, and that clauses 14 - 19 of the Tenant Protection Law (Consolidated Version) 1972, under the terms of this contract, apply to the lease.

5.         PURPOSE OF THE LEASE

           The lessee hereby leases the leased property for commercial purposes in the hi-tech field and hereby undertakes not to make any use of the leased property or any part thereof for any other purpose whatsoever, unless the prior, written consent of the lessor has been obtained. The lessor will not refuse to give his consent as above without reasonable cause.

6.         ALTERATIONS AND ADDITIONS

           6.1 The leased property will be transferred to the lessee at a level of completion according to the specification attached to this agreement as appendix B that constitutes an integral part thereof, and according to the plan, approved by the lessor, of an architect employed on behalf of the lessee. The work shall be completed by the lessor according to the plan within 30 days from the date of signing of this agreement. The lessor will be entitled to bring forward the date of transfer of the property by giving 4 days prior notice. In respect of alterations to this specification and this plan or alterations made after the work has been carried out by the lessor in order to make the leased property suitable for the lessee, the lessee will pay the lessee on the basis of cost + 15% before the leased property is transferred to the lessee. The aforementioned alterations will entitle the lessor to extend the period necessary for completion of the work, at the lessor's discretion. In order to remove doubt, the above will not apply to the storage area that is to be completed according to the letter attached as appendix C to the contract that constitutes an integral part thereof. In order to remove doubt, adherence to the timetable by both parties is an essential condition of this agreement. However, a delay of 7 days in transferring the leased property to the lessee will not constitute a basic breach of the contract by the lessor, and the lessee will pay rent only from the actual date of transfer of the property, unless the delay in transfer was caused by the failure of the lessee to provide the lessor with plans in time.

           6.2 The lessee will be entitled to make alterations and additions to the leased property as long as no damage is caused to the front of the building and if and only if plans for such have been approved by the lessor - if approved - in writing and in advance, and in conformity with the existing framework of the building and existing systems, and subject to the obtaining of a building permit if such is required. The lessor will not refuse permission for the carrying out of the alterations and additions to the leased property without reasonable grounds.

7.         RENT

           7.1 In return for the lessor carrying out all his obligations under the terms of this agreement, the lessee will pay to the lessor monthly rent as follows:

                     7.1.1 In the first year of the lease, the lessee will pay the lessor a monthly rent in New Israeli Sheqels equivalent to US$3,094 at the representative rate and with the addition of VAT as required by law.

                     7.1.2 In the second, third, fourth years of the lease, the lessee will pay the lessor a monthly rent equal to the rent on the last month of the previous year of the lease at the representative rate, with the addition of a percentage equal to the rate of increase in the CPI in the previous year of the lease, and with the addition of VAT as required by law.

                     7.1.3 For the period of the first option (the sixth year of the lease), the lessee will pay the lessor a monthly rent equal to the rent on the last month of the fifth year of the lease with the addition of a percentage equal to the rate of increase in the CPI in the fourth year of the lease, and with the addition of VAT as required by law.

                     7.14 For the period of the second option (the seventh year of the lease), the lessee will pay the lessor a monthly rent equal to the rent on the last month of the sixth year of the lease with the addition of a percentage equal to the rate of increase in the CPI in the fifth year of the lease, and with the addition of VAT as required by law.

                     7.15 For the period of the third option (the eighth year of the lease), the lessee will pay the lessor a monthly rent equal to the rent on the last month of the seventh year of the lease with the addition of a percentage equal to the rate of increase in the CPI in the sixth year of the lease, with an addition of 5%, and with the addition of VAT as required by law.

                     7.16 For the period of the fourth option (the ninth year of the lease), the lessee will pay the lessor a monthly rent equal to the rent on the last month of the eighth year of the lease with the addition of a percentage equal to the rate of increase in the CPI in the seventh year of the lease, and with the addition of VAT as required by law.

                     7.17 For the period of the fifth option (the tenth year of the lease), the lessee will pay the lessor a monthly rent equal to the rent on the last month of the ninth year of the lease with the addition of a percentage equal to the rate of increase in the CPI in the eighth year of the lease, and with the addition of VAT as required by law.

           7.2 The aforementioned rent that must be paid under the terms of this agreement (including VAT) will be called above and below in this agreement - "THE RENT".

           7.3 The rent will be paid as follows: When this agreement is signed, the lessee will pay rent for three months in advance with a check dated March 1, 2001. The remainder of the rent will be paid in advance for each period of three months on the first day of the first month of every aforementioned period of three months.

           7.4 The rent will be paid by check in favor of the lessor or by bank transfer to his account number XXXXXXX in Bank Benleumi (Kiryat Aryeh branch) or to any other account that the lessor will notify the lessee of in writing. It is to be clearly understood by this that the rent will be considered paid in the event of a bank transfer only after the above bank account has actually been credited according to the value on the transfer day.

           7.5 If any date for payment of rent as stated in this clause falls on a day that is not a working day, the date of payment will be postponed (and every matter or debit connected with it) to the next following working day after the same date.

           7.6 Without derogating from any other redress available to the lessor under this agreement or in law, in respect of any delay of more than seven days in payment of rent, arrears interest will be added.

           7.7 A breach of this clause will be considered a fundamental breach of the agreement. As a clarification, a delay of up to 7 days in payment of rent will not be considered a fundamental during the period of the lease and during the period of the option if it is exercised.

8.         OTHER PAYMENTS TO BE MADE BY THE LESSEE

           8.1 All municipal and government taxes, fees, property taxes, and charges (hereinafter: "the taxes") imposed on the tenants of the leased property for the period of the lease, will be the responsibility of the lessee and will be paid by him, on the legal date when they fall due to the authorities, from the date of actual tenancy of the leased property.

           8.2 The lessee undertakes, for the duration of the lease, to bear all the costs and expenses for the supply of electricity, water, and air conditioning to the leased property, and all the expenses of all telephone lines that will be installed by the lessor and the use of them. The lessee undertakes to transfer the water, property tax, and electricity accounts into his name from the date the lease begins and to produce proof of this to the lessor and the management company.

           8.3 All the taxes and payments that will fall due to the municipality and/or to the government and/or to any other body in respect of the lessee's business in the leased property, including business tax, signs tax, fees, and licenses, will be the responsibility of the lessee and will be paid by him.

           8.4 If a payment is made for a complete year and only part of that year is in the period for which the lessee is responsible and/or for an area that includes areas in addition to the area of the leased property, the lessee will pay the lessor a part of the said payment proportional to the part of the period and/or part of the liability in respect of the leased property.

           8.5 The lessee will sign a management contract with the building's management company. Management fees will be the responsibility of the lessee and will be paid by him to the management company.

           8.6 The lessor will be entitled, but not obligated, to pay to make any payment that, under the terms of this agreement, should be paid by the lessee, after he has notified the lessee in writing to make the payment and the lessee has not done so within 7 days of the demand. In such an event, the lessee will be obliged to return to the lessor any sum paid by him as stated, within 7 days of the lessor's first demand with the addition of linkage differentials and interest.

           8.7 The lessee undertakes to present to the lessor, from time to time as demanded by the lessor, [and] not later than 14 days after receiving the demand of the lessor as above, all the receipts and authorizations to prove that the payments for which he is responsible according to the agreement have, in fact, been made.

           8.8 The stamp duty payable on this agreement will be shared equally by the parties.

9.         ADDITIONS AND ALTERATIONS

           9.1 The lessee undertakes to provide the lessor with the proposed planning that will include the internal finishing that he wants to apply to the leased property, according to the technical specification that he wants to carry out in the leased property and all additions and alterations that he wants to carry out in the finishing (hereinafter:
                     "additions and alterations"). The proposed planning will be presented within 30 days from the date this contract is signed.

           9.2 The lessor will be entitled to refuse to carry out all or any of the additions and alterations requested if he can show reasonable cause.

           9.3 The lessor will complete the internal finishing in the leased property according to the technical specification within 30 days of the date this agreement is signed. The finishing according to the technical specification is included in the rent.

10.        MAINTENANCE OF THE LEASED PROPERTY DURING THE PERIOD OF THE LEASE

           10.1 The lessee undertakes not to mortgage or pledge in any way whatsoever for the benefit of any other person, agent, or body, the agreement or his rights under it or the lease or part of it. The lessee undertakes not to grant or transfer the leased property or part of it to any other person or persons in any way whatsoever and not to lease the leased property or part of it on a sub-lease unless he has obtained the prior, written consent of the lessor. A breach of this clause will constitute a fundamental breach of the agreement, all subject to the terms of clause 3.5.2 above. Notwithstanding the above, the lessor will be entitled to allow any company connected with him to use the leased property concurrently with the lessee without derogating from the obligations and responsibilities of the lessee according to this agreement.

           10.2 Subject to the terms of clause ______________ above, the lessee undertakes to maintain the leased property in good and sound condition and to abstain from causing damage or impairment to it or to any of its fittings and to be responsible for the immediate repair at his expense of all damage caused to the leased property by him and/or by his visitors and/or his clients and/or workers and /or by anyone entering the leased property except for fair wear and tear. The lessee will return the leased property to the lessor at the end of the lease in the condition that it was given to him by the lease, subject to normal wear and tear resulting from the lessee's reasonable use of the leased property.

           10.3 Subject to the terms of clause 6 above, the lessee undertakes not to carry out any internal and/or external alteration to the leased property and not to add any addition and not to destroy any part of the leased property and/or any of its fittings without receiving the prior, written consent of the lessor. The lessor will not object to alterations the lessee will carry out only if they have been authorized by the authorities and also on condition that the leased property will be restored to its original condition by the lessee at the end of period of the lease. The lessor will be entitled to prevent the carrying out of any of the above, and to remove any alteration or addition that has been made contrary to the terms of this clause. A breach of this clause by the lessee will give the lessor the right, in addition to any redress that he may be entitled to by law, to cancel the agreement by giving 14 days prior, written notice, and in such an event, the lessor will have the right, if he chooses to exercise that right, that all the additions, the repairs, and the alterations that were done in breach of the agreement will become the property of the lessor without his having any obligation to pay for them.

           10.4 The lessor has agreed to the lessee's request to make alterations to the leased property that have been carried out by the lessor. The lessee must return the leased property to the lessor at the end of the period of the lease as it was after the completion of the supplementary work carried out by the lessor. If the lessee makes alterations to the leased property in addition to those alterations made by the lessor at the request of the lessee, the additional alterations will pass into the ownership of the lessor at the end of the period of the lease, and the lessee will not be able to demand and/or receive compensation or payment for them, including equipment such as: air conditioners, with the exception of portable air conditioners and electrical lighting that will remain the property of the lessee. To remove doubt, it is hereby made clear that the aforesaid does not apply to the lessee's equipment and furnishings that are not permanently fixed to the leased property.

           10.5 The lessee undertakes to allow the lessor and/or his legal representative access to the leased property at any reasonable time to inspect the state of the leased property and also to carry out repairs or works, coordinated in advance with the lessee. Works and repairs to the leased property will be carried out within the working hours of the business and in a manner that will not interfere with the conduct of the lessee's normal business in the leased property, and only if after the works or alterations have been done any damage caused to the leased property will be repaired and the leased property will be restored as quickly as possible and as far as possible to its previous condition.

           10.6 The lessee undertakes to abide by and keep every law, statute, decree, or auxiliary law relating to the leased property or to its tenancy or the use of it, and not to do anything or allow anything to be done in the leased property or in relation to it that might cause a nuisance or a hindrance or might cause injury or inconvenience to the lessor or to the building or to the tenants or to other users or to visitors to the building, and this without derogating from the lessee's right to make any reasonable use of the leased property.

           10.7 The lessee undertakes to compensate and recompense the lessor for all damage or expense caused to the lessor as result of a civil or criminal claim against the lessor, and in respect of his need to defend himself against such a claim - as long as the said claim derives from failure to perform or breach of the lessee's obligations under the agreement, and only if the lessor notifies the lessee in advance of any such proposal or demand and gives the lessee the opportunity to defend himself against them. As clarification, nothing in the terms of this clause affects the lessor's legal right to resort to a third party with a demand for compensation for said damage.

11.        PAYMENT ARREARS

           11.1 If the lessee is in arrears of more than 7 days with payment of any sum that he is due to pay to the lessor according to this agreement, the lessee will pay the lessor on the sum that is in arrears, index linkage differentials and interest at a rate that Bank Hapoalim Ltd. applies at that time to index-linked loans with an addition of 10% per annum, calculated from the day the lessee was due to pay the sum that is in arrears until the day that he actually paid it.

           11.2 The payment of the linkage differentials and interest or payment of the arrears, according to clause 11.2 above, will not derogate from the lessor's right to any other remedy determined in this agreement or in law that arises from a breach of the agreement through payment arrears. The receipt of said linkage differentials and interest will not be construed as a waiver by the lease of any other remedy as above.

12.        REGISTRATION, LICENSES , AND SIGNS

           12.1 The lessee is responsible for conducting his business in accordance with the licenses required by any municipal, government, or other authority, according to circumstances, and he is responsible for obtaining all the licenses and permits issued by the bodies authorized to do so required for the conducting of his business in the leased property. The lessee's failure to obtain said licenses or part of them will not be a justification or grounds for the lessee to cancel this agreement. The lessor undertakes to sign as a applicant on any document required by any body or authority for the granting of a license as above.

           12.2 The lessee will be entitled to display signs in the place and in the manner designated by the lessor, and only after he has obtained the lessor's approval. The lessor will not refuse the lessee's request to erect signs without reasonable cause. The signs will be erected by the lessee and at his expense. A large sign will be erected outside the entrance to the building, an additional sign will be erected inside the entrance floor of the building and an additional sign at the entrance to the office. All the signs will be erected at the lessee's expense and he will pay his proportion of their cost.

13.        THE LESSEE'S RESPONSIBILITY

           The lessee will be responsible for all damage of whatsoever kind caused to the leased property and/or to the building and or to the lessor and/or to any third party on the leased property and/or in the building arising from the lessee's actions and or omissions, including the acts and omissions of his workers, guests, clients, and person(s) acting on his behalf and/or as a result of his conducting business on the leased property, with the exception of damage and wear and tear during reasonable use.

           The lessor will not bear any responsibility whatsoever or be under any financial obligation whatsoever for any personal injury and/or loss and/or property damage whatsoever caused to the lessee and/or to his workers and/or to his clients and/or to his visitors and/or to any other person on the leased property and the lessee takes full responsibility for all damage of this sort and undertakes to compensate and indemnify the lessor against all damages that he is liable to be obliged to pay or is forced to pay as a result of such injury and against all expense that the lease incurs in connection with the above injury unless in the event of an act or omission of the lessor resulting from negligence or malice.

14.        INSURANCE

           14.1 Without derogating from the lessee's responsibility, as stated in clause 13 above, the lessee undertakes to insure the leased property with building insurance, the contents of the leased property, and his business, at full and realistic value, at his own expense and on behalf of the lessor, the value of the insurance to be updated from time to time as necessary, and [to insure] against all known, acceptable, and customary possible risks with a registered insurance company of good standing. Without derogating from the generality of the above, the lessee hereby undertakes to insure the leased property and its contents against fire risk, burglary, theft, forced entry, loss, glass breakage, flood, mechanical breakdown, and water damage of all kinds
                     - all at replacement value.

           14.2 The lessee hereby undertakes to insure, at his own expense, the activities on the leased property under a third party insurance policy (body) and a third party insurance policy (property).

           14.3 The lessee hereby undertakes to append the lessor's name as an additional beneficiary of the above policy. The lessor will be entitled to mortgage the policy to the bank.

           14.4 The lessee will present to the lessor, on demand, all the insurance policies that have been taken out in accordance with clauses 14.1 and 14.2 above, and this is a prior condition of his obtaining tenancy of the leased property, and he will also present to the lessor, on an ongoing basis, every new policy that has been taken out or any amendment to a policy previously shown to the lessor. By reasonable demand of the lessor, the lessee will be obliged to add and/or to update and/or to amend the insurance policies to the lessor's satisfaction so that they will answer to the criteria determined in this clause 14.

           14.5 The lessee undertakes to abide by all the conditions of the policy mentioned above in this clause, to pay the insurance premiums on time, and to ensure that the policies are renewed and fully valid during the entire period of the lease.

           14.6 It is hereby explicitly agreed and declared that the lessor will have no responsibility of any kind whatsoever to the lessee regarding any damage caused to the leased property, or to its contents or to a third party, for any reason whatsoever, whether the reason for the damage or fault is known or unknown, and the lessee will see to it that a specific term is added to the policy according to which the insurer specifically waives all right of subrogation or any other right in law, to make a claim against the lessor for subrogation or return, or compensation in respect of direct or indirect damage caused to the lease, if such damage will be caused.

           14.7 The lessor's inspection right and the exercise or non-exercise of his right to view the policies and to demand updating, additions, or alterations, will not put him under any obligation regarding the policies, their type and validity or regarding their non-existence.

15.        VACATING

           15.1 At the end of the period of the lease or on cancellation of this agreement in law and after written warning has been sent by registered mail giving 30 days to rectify the breach, the lessee undertakes to vacate the leased property and to turn it over to the lessor vacant of all persons or items belonging to the lessee, clean and in good order and in the condition that the lessee received it from the lessor, with the exception of fair wear and tear, and the leased property will contain all renovations or improvements permanently attached to it, even if these have been installed and added to the leased property by the lessee at his own expense, unless the lessor has demanded that the lessee should remove such addition or installation from the leased property. The terms of this clause are subject to the terms of clause 10.4 above.

           15.2 If the lessee has not vacated the leased property on the day set out in clause 15.1 above, then, in addition to the lessor's right to take legal action to evict the lessee, and in addition to any other right the lessor has under this agreement or in law, the lessee will pay the lessor for the period from the date when he was obliged to vacate the leased property until the date when he actually vacated it, a sum equal to 200% of the rent (including linkage differentials) that would have been paid under this agreement if the lease had been extended, under the terms of this agreement. The above payment will be determined and agreed as appropriate fees for use and/or as damages determined and agreed in advance, and estimated and calculated in advance by the parties.

           15.3 Nothing in this clause above confers any right on the lessee to continue to occupy the leased property against the agreed compensation and there is nothing to release the lessee from his oblation to vacate the leased property.

           15.4 If the lessee has not vacated the leased property on the day set out in clause 15.1 above, the lessor will have the right to claim from the lessee all the sums, taxes, payments, obligations, rent, expenses for repairs, damages, appropriate fees for use, losses, and all other payments without exception as specified in this agreement for the period from the date when the lessee was obliged to vacate the leased property until the date when he vacated it, as if the period of the lease had been extended, and without detracting from the lessee's obligation to vacate the leased property, and without detracting from any other redress available to the lessor according to this agreement and/or in law.

16.        MORTGAGING, PLEDGING, OR TRANSFER OF RIGHTS

           16.1 The lessor is entitled to pledge and/or mortgage this agreement in whole or in part, to endorse the rights in it to others, to transfer it, in whole or in part, in any manner whatsoever as he shall see fit and at his sole discretion, on condition that the said mortgaging, pledging, endorsement, or transfer will not derogate from the lessee's rights under the terms of this agreement. The lessee hereby expressly agrees to abide by all the terms of this agreement in respect of another party that takes the place of the lessor, if there will be such. Nothing in said pledging, mortgaging, endorsement, or transfer will derogate from the lessee's rights according to this agreement. The lease will notify the lessee of any mortgaging, endorsement, or transfer of the rights in this agreement.

           16.2 Without derogating from the above, the lessee will be entitled to allow any company connected with him to use the leased property collaterally and this will not derogate from the lessee's duties and obligations under this agreement.

17.        GUARANTEES

           17.1 The lessee undertakes, when this agreement is signed, to entrust the lessor with an autonomous bank guarantee for the sum of $9,000 in a format approved in writing and in advance by the lessor, to ensure that the lessee keeps his obligations under this agreement for the period of the lease and for the periods of the extended lease. This guarantee will be valid for 30 days after the end of the first period of the lease.

           17.2 To remove doubt, the terms of this clause will apply, MUTATIS MUTANDIS, during the period of the option according to the terms of clause 7.3 above.

           17.3 It is hereby expressly agreed and declared by the parties that the granting of the security does not in any way constitute a waiver by the lessor on his rights to other redress against the lessee, whether the redress is specified in the body of the agreement or is available to the lessor under the law.

18.        REMEDIES FOR BREACHES

           18.1 Without derogating from the terms of this clause 18, and from specific remedies that appear in this agreement, the instructions of the Law of Contracts (remedies for breaches of contract), 1970, shall apply to this agreement.

           18.2 If the lessee does not maintain the leased property in sound condition and/or does not repair what requires to be repaired in the leased property and/or does not return the leased property to the lessor at the end of the period of the lease, under the terms of this agreement, in a sound condition, with the exception of fair wear and tear as stated in the agreement, and/or causes damage of any kind to the leased property during the period of the lease, and only if the responsibility to carry out repairs is that of the lessee under this agreement, and [this damage] is not repaired by the lessee, then, in addition to any other right the lessor may have in such an event according to the instructions of this agreement and/or in law, the lessor will be entitled, after he has served notice on the lessee and set a reasonable time for the repair in the notification, and the lessee has not repaired what requires to be repaired within 21 days of the date of the notification, to carry out, at the lessee's expense, any repair and/or to take any action he considers fit to repair the damage and/or to restore the previous state, and the lessee undertakes to pay the lessor, immediately he is required to do so, all the reasonable amounts that the lessor has paid for the work carried out according to this clause above, subject to receiving receipts in respect of repair(s) as above.

           18.3 In the event that a receivership order or a bankruptcy order or a winding up order, depending on the circumstances, has been made against the lessee and this order has not been cancelled within 120 days, the lessor will be entitled to cancel the agreement and to demand that the leased property be vacated within 14 days of the lessee having been sent a written warning, during which time the breach has not been rectified.

           18.4 Failure, delay, or waiver by one of the parties to exercise any of his rights according to the instructions of this agreement, will not be construed as a waiver, impediment, agreement, or notification on his part, and he will be able to exercise his rights under this agreement at any time he wishes to and without being prevented from doing so.

           18.5 In the event that the lessee is in breach of the contract or any one of its clauses and has not rectified the breach within 21 days and although he has been served written notice giving him 21 days to rectify the breach , and in every event that the lessee does not pay the rent on time and/or all sums and/or other payments that he is due to pay under this agreement or any part thereof, and has not rectified the breach within seven days of the day he was instructed to rectify the breach - the lessor will be able, without affecting other rights he has in law and/or according to this agreement, to cancel the agreement, to determine a date, as he sees fit, for the leased property to be vacated and to have occupation of the leased property restored to him. In this event the agreement will be cancelled on the day determined by the lessor.

           18.6 In any event that the agreement is legally cancelled owing to a breach of contract by the lessee, the lessor will be entitled to every additional remedy available to him in law in respect of the breach, including compensation, prevention order, and injunction. Notwithstanding all that is stated in this agreement and in addition to it, in the event of a breach of contract by the lessee, as a result of which the lessee has been evicted from the leased property before the end of the period of the lease, the lessee will have to pay the lessor reasonable compensation equal to the lost of rent incurred by the lessor because of the cancellation, whether for all the remaining period of the lease, or for a period until the leased property is leased to another lessee, and thereafter, until the end of the period of the lease in respect of loss of rent, if there is such, or because of lower rent paid by the other lessee.

19.        GENERAL

           19.1 All payments requiring to be made by the lessee to the lessor under this agreement, will be paid by the lessee by bank transfer or by check or by any other means as shall be agreed between the parties.

           19.2 The lessee will be entitled to order telephone lines at his own expense as he sees fit. The installation and maintenance of these lines will be the responsibility of the lessee and at his expense.

           19.3 It is hereby expressly agreed between the parties that the lease according to this agreement is a personal one and may not be transferred by the lessee in any way whatsoever, except under the terms of clause 3.5.2.1 above, and except under the terms of clause 10.1 above, according to which the lessee is entitled to allow any company connected with him to use the leased property concurrently, and this without derogating from the lessees duty and responsibility under this agreement.

           19.4 It is hereby expressly agreed that the lessee will be considered the occupier on behalf of the lessor according to the meaning of clause 16 of the Real Estate Law, 1969.

           19.5 The terms of this agreement completely encompass what has been agreed by the parties, and all previous contracts, assurances, presentations, and undertakings between the parties prior to the signing of this agreement, if there were such, are cancelled. Any alteration to the agreement or addition to it must be made in writing and under the signatures of the parties.

20         ADDRESSES AND NOTIFICATIONS

                     The addresses of the parties for the purpose of this agreement are:

                     The lessor: Yagia Capayyim, Kiryat Arye, Petah Tikva

                     The lessee: 10, Ta'asiyya Street, Or Yehuda

           Every notification sent by one party to the other under the terms of this agreement will be sent by registered mail or will be delivered by hand or by facsimile and will be considered to have been delivered within the reasonable time it should take for the said notification to reach the addressee.

           IN WITNESS WHEREOF THE PARTIES HEREUNTO HAVE SET THEIR HAND IN THE PLACE AND ON THE DATE THAT APPEARS AT THE BEGINNING OF THE AGREEMENT

           /s/ [Illegible]                           /s/ [Illegible]
           -------------------------                 --------------------------
           NESS B.S.G LTD.                           Ilan Gat Engineers Ltd.

           The lessee